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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 1997 (except for Note 11, as to which date is October 27, 1997), with respect to the financial statements of BancWare, Inc. included in the Registration Statement (Form S-4) of SunGard Data Systems Inc., dated October 28, 1997 for the registration of 360,000 shares of its common stock.



Carlin, Charron & Rosen LLP
Milford, Massachusetts
October 27, 1997